UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2007

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2007, Delta Design, Inc. ("Delta"), a wholly-owned subsidiary of Cohu, Inc. (the "Company") that, designs, manufactures, sells and services semiconductor test handling equipment used in the production of semiconductors, entered into an agreement with Intel Corporation ("Intel") that provides the standard terms and conditions of Intel's purchase of capital equipment, goods and services from Delta (the "Agreement"). A copy of the Agreement is incorporated herein by reference from the Cohu, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on April 25, 2007, Exhibit 99.1, and the foregoing description of the Agreement is qualified in its entirety by reference to the Agreement.

The Agreement is a standard, commercial, purchase and sale agreement that replaced a prior supply agreement with Intel that was due to expire. This Agreement is being filed in accordance with SEC Regulation S-K and is not associated with any new business or orders.

Item 9.01 Financial Statements and Exhibits.

Intel Corporation Purchase Agreement - Capital Equipment, Goods and Services, dated January 10, 2007, by and between Delta and Intel, incorporated herein by reference from the Cohu, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on April 25, 2007, Exhibit 99.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

April 26, 2007	By:	John H. Allen

Name: John H. Allen
Title: VP Finance & CFO